[Letterhead of Kempisty & Company, CPA's, P.C.]
May 7, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated May 7, 2008 of River Hawk Aviation, Inc. and are in agreement with the statements contained therein as they pertain to our Firm except that the dismissal date we feel was April 29, 2008 when we received correspondence from the CFO authorizing us to allow the Peterson firm access to our workpaper files.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

By:	/s/ Kempisty & Company, CPA’s, P.C.
Kempisty & Company, CPA’s, P.C.